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                                                                    EXHIBIT 99.4

                                                                   [TESORO LOGO]

FOR IMMEDIATE RELEASE

CONTACT:
         INVESTORS:
         JOHN ROBERTSON, DIRECTOR, INVESTOR RELATIONS, (210) 283-2687

         MEDIA:
         TARA FORD, DIRECTOR, PUBLIC RELATIONS, (210) 283-2676


            TESORO AND KANEB PIPE LINE PARTNERS COMPLETE TRANSACTION



         SAN ANTONIO - DECEMBER 26, 2002 - Tesoro Petroleum Corporation (NYSE:TSO) announced today that the company has completed the sale of the Northern Great Plains Products System to Kaneb Pipe Line Partners, L.P. (NYSE:
KPP) for $100 million, $50 million of which will be used to pay down term debt.

         Tesoro Petroleum Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products and provider of marine logistics services. Tesoro operates six refineries in the western United States with a combined capacity of nearly 560,000 barrels per day. Tesoro's retail-marketing system includes nearly 600 branded retail stations, of which over 200 are company operated under the Tesoro(R) and Mirastar(R) brands.

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